EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in Registration Statement No. 333-73112 on Form S-3 of McAfee, Inc. and Registration Statement Nos. 333-112175, 333-49297, 333-51795, 333-43572, 333-41964, 333-69301, 333-63627, 333-61369, 333-88399, 333-80829, 333-54024, 333-71404, 333-66586, 333-99611, 333-91422, 333-110257, 333-41337 and 333-121740 on Form S-8 of McAfee, Inc. of our report dated March 30, 2005 (May 19, 2005 as to Note 11), relating to the 2004 consolidated financial statements and financial statement schedule of McAfee, Inc. and our report dated March 30, 2005, relating to management’s report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses), appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
May 19, 2005